JOINT FILING AGREEMENT
                           (Pursuant to Rule 13d-1(f))


         The undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement ("Agreement") is attached is, and any amendements, will be filed with the U.S. Securities and Exchange Commission on behalf of each of the undersigned. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all together shall constitute one and the same Agreement.


Dated: February 18, 1998                       /s/ Franklin L. Frank
                                               ---------------------
                                               Franklin L. Frank


Dated: February 18, 1998                       /s/ Ruth Deutsch
                                               ----------------
                                               Ruth Deutsch

Dated: February 18, 1998                       /s/ Kenneth Frank
                                               -----------------
                                               Kenneth Frank


Dated: February 18, 1998                       LVDB, INC., a Nevada corporation


                                               By: /s/ Kenneth Frank
                                                   -----------------
                                                   Kenneth Frank, President